FUND PARTICIPATION AGREEMENT

THIS FUND PARTICIPATION AGREEMENT (“Agreement”) made as of the 8th day of April, 2021, by and between Calvert Variable Products, Inc. and Calvert Variable Series, Inc. (collectively, the “Corporations”), each a Maryland corporation, on its behalf and on behalf of each separate investment series thereof, whether existing as of the date above or established subsequent thereto, (each a “Portfolio” and collectively, the “Portfolios”), Eaton Vance Distributors, Inc. (the “Distributor”), and PHL Variable Insurance Company and Nassau Life and Annuity Company, each an insurance company organized under the laws of the State of Connecticut, Nassau Life Insurance Company, an insurance company organized under the laws of the State of New York (together, the “Insurers”), and 1851 Securities, Inc., a broker-dealer organized under the laws of Delaware (together, the “Company”)].

WHEREAS, each Corporation is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open- end management investment company; and

WHEREAS, each Corporation is organized as a series fund comprised of separate investment series, namely the Portfolios; and

WHEREAS, each Portfolio is available to act as an investment vehicle for certain variable life insurance and/or variable annuity contracts offered by insurance companies through separate accounts of such insurance companies and also offers its shares to certain qualified pension and retirement plans (“Plans”). Calvert Research and Management (“CRM”) and affiliated advisers to the Corporations and any other person permitted to hold shares of the Corporations’ Portfolios pursuant to applicable Treasury regulations and applicable guidance and exemptive relief; and

WHEREAS, the Company has issued or will issue variable contracts (“Variable Contracts”) offered through one or more separate accounts (“Separate Accounts”) and is desirous of having the Portfolios as one of the underlying investment vehicles for such Variable Contracts; and

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended, and acts as the Corporations’ principal underwriter; and

WHEREAS, CRM, a Massachusetts business trust, which serves as investment adviser to the Portfolios, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, any applicable state securities laws; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios to fund the aforementioned Variable Contracts and the Portfolios are authorized to sell such shares to the Company at net asset value (“NAV”),

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Corporations, and the Distributor agree as follows:

Article I. Sale of Portfolio Shares

1.1           Each Corporation agrees to make shares of the Portfolios (“Shares”) available to the Separate Accounts of the Company for investment of purchase payments of Variable Contracts allocated to the designated Separate Accounts as provided in the Portfolios’ then current registration statement, The Company agrees to purchase and redeem the Shares of the Portfolios offered by the then current registration statement of the Portfolios in accordance with the provisions of such registration statement. The Company shall not permit any person other than a Variable Contract owner (“Owner”), or such Owner’s investment adviser, registered representative or attorney-in-fact to give instructions to the Company which would require the Company to redeem or exchange Shares of the Portfolios.

1.2           Each Corporation agrees to sell to the Company those Shares of the selected Portfolios of the Corporations which the Company orders, executing such orders on a daily basis at the NAV next computed after receipt by a Portfolio or its designee of the order for the Shares of the Portfolio. For purposes of this Section 1.2, the Company shall be the designee of the Portfolios for receipt of such orders from the designated Separate Account and receipt by such designee shall constitute receipt by the Portfolios; provided, to the extent not inconsistent with regulatory requirements, that the Company receives the order by the time as of which the Portfolio’s NAV is calculated in accordance with the Portfolio’s then-current registration statement. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the SEC. Notwithstanding the foregoing, the directors of the Corporations may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Corporations acting in good faith and in light of their fiduciary duties under federal laws, necessary in the best interests of the shareholders of that Portfolio.

1.3           Each Corporation agrees to redeem on the Company’s request, any full or fractional Shares of the Portfolio held by the Company, executing such requests on a daily basis at the NAV next computed after receipt by the Portfolio or its designee of the request for redemption, in accordance with the provisions of this Agreement and the Portfolio’s then current registration statement. However, if one or more Portfolios has determined to suspend redemptions or settle redemption transactions for all of its shareholders on a delayed basis under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC (including Section 22(e) of the 1940 Act and the rules thereunder and in accordance with the policies and procedures of the Portfolio as described in the then current registration statement), the Corporation(s) shall be permitted to delay sending redemption proceeds to the Company by the same number of days that a Corporation is delaying sending redemption proceeds to the other shareholders of the Portfolio. For purposes of this Section 1.3, the Company shall be the designee of the Portfolios for receipt of requests for redemption from the designated Separate Account and receipt by such designee shall constitute receipt by the Portfolios provided, to the extent not inconsistent with regulatory requirements, that the Company receives the request for redemption by the time as of which the Portfolio’s NAV is calculated in accordance with the Portfolio’s then-current registration statement.

1.4          Each Corporation shall furnish notice to the Company of any income dividends or capital gain distributions payable on the Shares of any Portfolios of the Corporation as soon as reasonably practicable. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s Shares in additional Shares of the Portfolio. The Portfolios shall notify the Company or its designee of the number of Shares so issued as payment of such dividends and distributions.

1.5           Each Corporation shall make the NAV per share for the selected Portfolios available to the Company on each Business Day, via a mutually agreeable form, as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:30 p.m. Eastern time. In accordance with Section 9.3 below, if a Corporation provides materially incorrect share NAV information, the Corporation may make an adjustment to the number of shares purchased or redeemed for the Separate Account to reflect the correct NAV.

1.6          Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by a Corporation, the Company and the Corporation shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios.

1.7          If the Company’s order requests a net purchase of Portfolio Shares, the Company shall pay for such purchase by wiring federal funds to a Portfolio or its designated custodial account by the next Business Day after the order is transmitted by the Company in accordance with the provisions of Section 1.2. If the Company’s order requests a net redemption resulting in a payment of redemption proceeds to the Company, the Portfolio shall wire the redemption proceeds to the Company by the next Business Day after the order is transmitted by the Company in accordance with the provisions of Section 1.3. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC (including Section 22(e) of the 1940 Act and the rules thereunder and in accordance with the policies and procedures of the Portfolio as described in the then current registration statement.) Each Corporation reserves the right to redeem Portfolio shares in assets other than cash in accordance with the procedures and policies of the Corporation as described in the then current registration statement.

1.8           Each Corporation agrees that all Shares of the Portfolios of the Corporation will be sold only to insurance companies which have agreed to invest in the Portfolios to fund their Separate Accounts and/or to Plans, all in accordance with the requirements of Section 817(h) of the Internal

Revenue Code, as revised (the “Code”) and Treasury Regulation §1.817-5, CRM and affiliated advisers to the Corporations and any other person permitted to hold shares of the Portfolios pursuant to the Code and applicable Treasury regulations. Shares of the Portfolios of the Corporations will not be sold directly to the general public.

1.9          As described in Section 1.2 above, Each Corporation may refuse to sell Shares of any Portfolios to any person, or suspend or terminate the offering of the Shares of any Portfolios if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Directors of the Corporations (collectively, the “Boards”), deemed necessary, desirable or appropriate. Without limiting the foregoing, it has been determined that there is a significant risk that a Portfolio and its shareholders may be adversely affected by market timing and short-term or excessive trading activity, particularly activity used to try and take advantage of short-term swings in the market. Accordingly, each Corporation reserves the right to reject any purchase order, including those purchase orders with respect to shareholders or accounts whose trading has been or may be disruptive to a Portfolio or that may otherwise adversely affect a Portfolio. The Company agrees to adhere to the Portfolios’ policies and restrictions on market timing and short-term or excessive trading activity as provided in the Portfolios’ then current registration statement, unless, after review of the Company’s policies on limitations on trading among funds available under the Variable Contracts, the Distributor has waived the Company’s adherence to the Portfolios’ policies. The Company further agrees to use its reasonable best efforts to render assistance to, and to cooperate with, the Portfolios to achieve compliance with the Portfolios’ policies and restrictions on market timing and short-term or excessive trading activity as they may be amended from time to time, or to the extent required by applicable regulatory requirements.

1.10         Issuance and transfer of Portfolio Shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Accounts. Shares ordered from Portfolios will be recorded in appropriate book entry titles for the Separate Accounts.

1.11        In accordance with Section 9.3 below, if a Corporation provides materially incorrect share NAV information, the Corporation may make an adjustment to the number of shares purchased or redeemed for the Separate Account to reflect the correct NAV.

1.12         The parties hereto agree that the Company may purchase and redeem Portfolio Shares through the National Securities Clearing Corporation (the “NSCC”) system. The following additional terms apply to such transactions. In the case of any conflict between the language of this Section 1.12 and the other Sections of this Article I, this Section 1.12 controls. All provisions of Article I not expressly conflicting with any term in this Section 1.12 remain binding on the parties.

(i)           Each party will be bound by the NSCC system rules and processing guidelines, as amended from time to time, in order to perform their respective obligations under this Agreement.

Without limiting the generality of the foregoing, the Portfolios (and agents) and Company each will perform any and all duties, functions, procedures and responsibilities assigned to it or otherwise established by the NSCC applicable to Fund/SERV and Networking.

(ii)         Any information transmitted through the NSCC by any party to the other pursuant to this Agreement will be accurate, complete and in the form prescribed by the NSCC. Each party will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC and to limit the access to, and the inputting of data through, the NSCC to persons specifically authorized by such party. Each party is entitled to act on information and transmissions received through NSCC that it reasonably believes to be genuine.

Article II. Owner Transaction Information

2.1        The Company agrees to provide to a Portfolio or its designee, upon request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GIl”), if known, of any or all Owners underlying an account and the amount, date, name or other identifier of any investment professional(s) associated with such Owners (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account (the “Information”). Upon further request by a Portfolio or its designee, Company agrees to provide the name or other identifier of any investment professionals (if known) associated with any Contract Owner(s) account which has been identified as having violated policies established by the Portfolios for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Portfolios. In addition:

(i)        Requests for Information must set forth a specific period, not to exceed ninety (90) business days from the date of the most recent calendar month-end preceding the request, for which Information is sought. A Portfolio or its designee may request Information older than ninety (90) business days from the date of the request as they deem necessary to investigate compliance with policies established by the Portfolios for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Portfolios;

(ii)       In accordance with the preceding paragraph, the Company agrees to transmit the Information to the Portfolios or their designee promptly, but in any event not later than five (5) business days, after receipt of a request for Information or after the last day of a period for which the Information has been requested, unless mutually agreed upon otherwise by the parties. If requested by the Portfolios or their designee, the Company agrees to use reasonable efforts to determine promptly whether any specific person about whom it has received Information is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Portfolios or their designee, promptly either: (i) provide or arrange to provide to the Portfolios or their designee the Information and any other information required to be provided by law, rule, or regulation for those Owners who hold accounts with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares in nominee name on behalf of other persons. The

Company agrees to inform the Portfolios or their designee whether the Company will perform (i) or (ii). For purposes of this paragraph, an “Indirect Intermediary” has the same meaning as provided in Rule 22c-2 under the 1940 Act (“Rule 22c-2”);

(iii)        To the extent practicable, the format for any Information provided to the Portfolios should be consistent with the NSCC’s Standardized Data Reporting Format, or if not practicable, in an alternative format mutually agreed upon by the parties; and

(iv)        The Portfolios agree not to use Information received from the Company solely as a result of entering into this Agreement for marketing or any other similar purpose without the Company’s prior written consent, unless otherwise required by law, rule, or regulation. The Portfolios may, however, use the information received to ensure compliance with the Portfolios’ compliance policies and procedures established by the Corporations for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Portfolios.

2.2        The Company agrees to execute instructions from the Portfolios or their designee (“Instructions”) to restrict or prohibit further purchases or exchanges of Shares by Owners that have been identified by the Portfolios or a designee as having engaged in transactions in Shares (directly or indirectly through the Separate Account) that may violate the Portfolios’ policies regarding short term or excessive trading activity. The Portfolios or their designee will include in the Instructions the TIN, ITIN, or Gil, if known, and the specific restriction(s) to be implemented. If the TIN, ITIN, or Gil, is not known, the Instructions must include an equivalent identifying number of the Owners or other agreed upon information to which the Instructions relate. In addition, the Company agrees as follows:

(i)          To implement Instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the Instructions by the Company; and

(ii)         To provide confirmation to the Portfolios in a mutually agreed upon format that Instructions have been implemented. The Company agrees to provide confirmation as soon as is reasonably practicable, but not later than ten (10) business days after the Instructions have been implemented.

2.3        For the purpose of this Article II:

(i)           The term “Shares” means the interests of Owners corresponding to the redeemable securities of record issued by the Portfolios under the 1940 Act that are held by the Company.

(h)          The term “Owner” means the beneficial Owner of Shares, whether the Shares are held directly or by the Company in nominee name.

Article III. Fees and Expenses

3.1          Except as otherwise provided under this Agreement, the Corporations, Portfolios and the Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Corporations, Portfolios or the Distributor, except as made a part of this Agreement as it may be amended from time to time with the mutual consent of the parties hereto. AH expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

3.2         Notwithstanding anything else in this Agreement, pursuant to any distribution plan adopted by a Corporation under Rule 12b-l of the 1940 Act (“12b-l Plan) under which it may make payments to finance administrative, service, and distribution expenses with respect to a particular class of shares of the Portfolios or pursuant to any shareholder servicing plan adopted by a Corporation pursuant to which it make may payments to finance administrative, service and other expenses for Owners with respect to a class of shares of the Company, Distributor may pay or cause to be paid to the Company, the distributor for the Variable Contracts, or other person designated by that Company for activities relating to services for Owners or distribution services, as permitted by such plan. The Company represents and warrants that any proceeds paid to it, to the distributor of the Variable Contracts, or to a person designated by the Company shall be used for purposes consistent with the uses permitted under the respective 12b-l Plan or shareholder services plan and the Company agrees to provide to the Distributor information reasonably requested by the Distributor that describes how the proceeds of such plan have been used by the Company or the distributor of the Variable Contracts or other recipient of the proceeds.

Article IV. Representations and Warranties

4.1          Each Insurer represents and warrants that it is an insurance company duly organized and in good standing under the laws of State of Connecticut or New York, as indicated above and that it has legally and validly established each Separate Account as a segregated asset account under such laws and that each separate account is a “segregated asset account.” In addition, the Company represents and warrants that interests in each Separate Account are offered exclusively through the purchase of or transfer into a “variable contract” as defined in Section 817 of the Code and the regulations thereunder.

4.2          The Company represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust (“UIT”) in accordance with the provisions of the 1940 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

4.3         The Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to each Separate Account are, in accordance with the applicable Variable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of the Company. The Company represents and warrants that the assets of the Separate Account are and will be kept separate from the general account of the Company and any other separate accounts the Company may have, and will not be charged with liabilities from any business that the Company may conduct or the liabilities of any companies affiliated with the Company.

4.4        The Company represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933, as amended (the “1933 Act”) unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law requirements. The Company agrees to notify the Corporations promptly of any investment restrictions imposed by state insurance law applicable to the Portfolios. The Corporations will use their best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by the Company, including the furnishing of information not otherwise available to the Company, which is required by state insurance law to enable the Company to obtain the authority needed to issue the Variable Contracts in any applicable state.

4.5        The Company represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Corporations immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future. If any Variable Contract ceases to qualify as life insurance, endowment or annuity contracts under applicable provisions of the Code, or if the Distributor reasonably believes that any of the Variable Contracts may fail to so qualify, the parties agree that the Corporateon(s) shall have the right to require that the Company redeem Portfolio shares attributable to such Variable Contracts upon notice to the Company.

4.6        Each Corporation represents and warrants that the Portfolio Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and sold in accordance with all applicable federal and state laws, and the Corporation shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such Shares. The Corporations shall amend their registration statements under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Portfolios shall register and qualify their Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Corporations.

4.7        Each Corporation represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation §1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take ail reasonable steps to adequately diversify the Portfolio to achieve compliance. Upon request, the Portfolios shall provide Company a certification of its compliance with Section 817(h) of the Code and Treasury Regulation 1.817-5 within thirty (30) days of the end of each calendar quarter.

4.8        Each Corporation represents and warrants that each Portfolio invested in by the Separate Account intends to elect to be treated as a “regulated investment company” under Subchapter M of the Code, and that it will make every effort to maintain each Portfolio’s qualification (under Subchapter M or an successor or similar provision) and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

4.9        The Distributor represents that it is and warrants that it shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and agrees that it shall perform is obligations for the Portfolios in compliance in all material respects with the laws of the State of Massachusetts and any applicable state and federal securities laws. The Distributor further represents that it is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“F1NRA”).

4.10       Each Corporation represents and warrants that all its directors, officers, employees, and other individuals/entities who deal with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Portfolios in an amount not less than that required by Rule 17g-l under the 1940 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

4.11       The Company represents and warrants that the Company and each Separate Account are in compliance in all material respects with Rule 38a-l under the 1940 Act pursuant to the requirements of federal law or of any state insurance regulatory authority. The Company represents and warrants that it has implemented controls designed to prevent, and will provide any reasonable assistance requested by the Corporations, CRM or to the Distributor, related to the deterrence of, market timing and/or late trading of any shares of a Portfolio.

4.12       The Company represents and warrants that it has an anti-money laundering program (“AML program”) that complies with applicable laws and regulations, including the relevant provisions of the United States Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act and other laws and rules, regulations and official guidance issued thereunder (“AML Law and Regulation”). The Company acknowledges that the Corporations and Distributor may request information from the Company regarding its AML program. The Company represents and warrants that it has, after undertaking reasonable inquiry, no information or knowledge that any

Owner (or any person or entity controlling, controlled by or under common control with such Owner) is an entity or an individual subject to any sanctions administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) or similar sanctions maintained by a U.S. governmental or regulatory body. The Company represents and warrants that it has in place policies, procedures and internal controls reasonably designed to verify the identity of the Owners and identify those Owners’ sources of funds, and has no reason to believe that any such funds were derived from illegal activities. The Company will provide to the Distributor, Portfolios and their service providers any information regarding specific accounts that may be reasonably necessary for the Distributor, Portfolios or their service providers to fulfill their responsibilities relating to their AML program or to assist with compliance with the AML Law and Regulation. The Company will promptly notify the Portfolios and Distributor if the Company becomes aware of any change in the above representations and warranties.

4.13       The Company represents and warrants that it has adopted and will maintain cybersecurity measures consistent with SEC and other applicable guidelines for the protection of information regarding the Variable Contracts and shall notify the Distributor and the Corporations of any breach of information with respect to the Variable Contracts invested in the Corporations as soon as reasonably practicable.

Article V. Registration Statements and Proxy Statements

5.1        Each Corporation shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Portfolios.

5.2        At least annually, each Corporation or its designee shall provide the Company, free of charge, in portable document format (i.e., PDF) only (or other electronic means as agreed to by the Distributor and the Company) the current statutory prospectus and summary prospectus (if requested by Company) for the Shares of the Portfolios as the Company may reasonably request for distribution to existing Owners whose Variable Contracts are funded by such Shares. Each Corporation or its designee shall also provide the Company in PDF only the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Variable Contracts. If requested by the Company, each Corporation or its designee shall provide such documentation in PDF and such other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Variable Contracts and the prospectus for the Portfolio Shares and any other fund shares offered as investments for the Variable Contracts printed at the Company’s expense together in one document, provided however that the Company shall ensure that, except as expressly authorized in writing by the Corporations, no alterations, edits or changes whatsoever are made to prospectuses or other Portfolio documentation after such documentation has been furnished to the Company or its designee, and the Company shall assume liability for any and all alterations, errors or other changes that occur to such prospectuses or other Portfolio documentation after it has been furnished to the Company or its designee.

5.3       Each Portfolio, at the Portfolio’s expense, shall provide the Company with copies of the Portfolio’s proxy statements, Portfolio reports to shareholders, and other Portfolio communications to shareholders in PDF in such quantity as the Company shall reasonably require for distributing to Owners. Alternatively and in lieu thereof, the Company may elect to print at its own expense any of the Portfolios’ proxy statements, Portfolio reports to shareholders, and other Portfolio communications to shareholders.

5.4       Upon reasonable request, the Portfolios will provide the Company with at least one complete PDF copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Portfolios after the filing of each such document with the SEC or other regulatory authority. Upon reasonable request, the Company will provide the Portfolios with at least one complete PDF copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to a Separate Account after the filing of each such document with the SEC or other regulatory authority.

Article VI. Sales Materials

6.1       The Company will furnish, or will cause to be furnished, to the Corporations or the Distributor, each piece of sales literature or other promotional material in which the Portfolios, the Distributor or any affiliate thereof is named, at least five (5) business days prior to its intended use. No material shall be used if a Corporation or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

6.2       Each Corporation or the Distributor will furnish, or will cause to be furnished, to the Company, each piece of sales literature or other promotional material in which the Company or its Separate Accounts are named, at least five (5) business days prior to its intended use. No such material shall be used unless the Company approves such material. No material shall be used if a Corporation or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

6.3       Except with the express, prior permission of the Company, neither the Corporations nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts other than the information or representations contained in the registration statement for such Variable Contracts, as such registration statement may be amended or supplemented from time to time, or in reports of the Separate Accounts for distribution to Owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee. Neither the Corporations nor the Distributor shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

6.4       Except with the express, prior permission of the Corporations or the Distributor, neither the Company nor its affiliates or agents shall give any information or make any representations or statements on behalf of the Corporations, the Distributor or any affiliate thereof or concerning the Portfolios, the Distributor or any affiliate thereof, other than the information or representations contained in the registration statements for the Portfolios, as such registration statements may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Portfolios, or in sales literature or other promotional material approved by the Corporations or the Distributor or designee thereof. Neither the Company nor its affiliates or agents shall give such information or make such representations or statements in a context that causes the information, representations or statements to be false or misleading.

6.5       At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

6.6       For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the FINRA rules, the 1940 Act or the 1933 Act.

Article VII. RESERVED

Article VIII. Voting

8.1        The Company will provide pass-through voting privileges to all Owners so long as the SEC continues to interpret the 1940 Act as requiring pass-through voting privileges for Owners. Accordingly, the Company, where applicable, will vote Shares of the Portfolio held in its Separate

Accounts in a manner consistent with voting instructions timely received from its Owners. The Company will vote Shares for which it has not received timely voting instructions, as well as Shares it owns, in the same proportion as its votes those Shares for which it has received voting instructions. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Portfolio Shares held for such Owners.

Article IX. Indemnification

9.1        Indemnification by the Company. Subject to Section 10.3 below, the Company agrees to indemnify and hold harmless each Corporation and the Distributor, and each of their trustees, directors, members, principals, officers, partners, employees and agents and each person, if any, who controls the Portfolios or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Portfolio Shares or the Variable Contracts and:

(i)          arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing) (which shall include a written description of a Variable Contract that is not registered under the 1933 Act), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of an Indemnified Party for use in the registration statement for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Portfolio Shares; or

(ii)         arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Portfolios not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Contracts or Portfolio Shares; or

(iii)        arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Portfolios or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Portfolios by or on behalf of the Company; or

(iv)       arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 4.5 of this Agreement); or

(v)        arises out of information or instructions from the Company or its agents concerning the purchase, redemption, transfer or other transaction in Portfolio Shares; or

(vi)       arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

(b)          The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c)         The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate at its own expense in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2        Indemnification by the Corporations, the Portfolios and the Distributor.

(a)           Subject to Section 10.3 below, the Corporations and the Distributor agree to indemnify and hold harmless the Company and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Corporations and the Distributor which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolio Shares or the Variable Contracts and:

(i)           arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectuses, sales literature and advertising materials of the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Portfolios or the Distributor by or on behalf of the Company for use in the registration statement for the Portfolios (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Shares; or

(ii)          arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Portfolios or the Distributor or persons under its control) or wrongful conduct of the Portfolios or the Distributor or persons under its control, with respect to the sale or distribution of the Variable Contracts or Shares; or

(iii)         arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company for inclusion therein by or on behalf of the Portfolios or the Distributor; or

(iv)        arise as a result of a failure by the Portfolios or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(v)         arise out of or result from any material breach of any representation and/or warranty made by the Portfolios or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Portfolios or the Distributor.

(b)        The Corporations, the Portfolios or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

(c)         The Corporations, the Portfolios or the Distributor, as the case may be, shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Portfolios or the Distributor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Portfolios or the Distributor of any such claim shall not relieve the Portfolios or the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Portfolios or the Distributor shall be entitled to participate at its own expense in the defense thereof. The Portfolios or the Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Portfolios or the Distributor to such party of the Portfolios’ or the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Portfolios or the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3         Indemnification for Errors. In the event of any error or delay with respect to information regarding the purchase, redemption, transfer or registration of Portfolio Shares, the parties agree that each is obligated to make the Separate Accounts and/or the Portfolios, respectively, whole for any error or delay that it causes, subject in the case of pricing errors to the related Portfolio’s policies on materiality of pricing errors. In addition, each party agrees that neither will receive compensation from the other for the administrative costs of any reprocessing necessary as a result of an error or delay. Each party agrees to provide the other with prompt notice of any errors or delays of the type referred to in this Section. The Company and the Corporations agree that the Calvert Funds NAV Error Procedures shall govern.

9.4        The Company agrees to notify the Corporation and the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts or the operation of the Separate Accounts.

9.5       Notice of Certain Proceedings and Other Circumstances.

(a) Each Corporation will immediately notify Company of; (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to a Portfolio registration statement under the 1933 Act or Portfolio prospectus; (ii) any request by the SEC for any amendment to such Portfolio registration statement or Portfolio prospectus that may affect the offering of Shares; (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Shares; or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares in any state or jurisdiction, including, without limitation, any circumstances in which: (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law; or (b) such law precludes the use of such Shares as an underlying investment medium of the Variable Contracts issued or to be issued by Company. Each Corporation will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b) Company will immediately notify Corporations of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Separate Account registration statement under the 1933 Act relating to the Variable Contracts or each Separate Account prospectus; (ii) any request by the SEC for any amendment to such Separate Account registration statement or Separate Account prospectus that may affect the offering of Shares; (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Separate Account’s interests pursuant to the Variable Contracts; or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

9.6        The terms of this Article X shall survive the termination of this Agreement.

Article X. Term; Termination

10.1       This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2       This Agreement shall terminate in accordance with the following provisions:

(a)        At the option of the Company or the Corporation at any time from the date hereof upon ninety (90) days notice, unless a shorter time is agreed to by the parties;

(b)       At the option of the Company, if Portfolio Shares are not reasonably available to meet the requirements of the Variable Contracts as determined by the Company, provided, however, that such termination shall apply only to the Portfolio(s) not reasonably available. Prompt advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten days after receipt of notice unless a Portfolio makes available a sufficient number of Shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c)       At the option of the Company, upon the institution of formal proceedings against the Corporation by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Company’s reasonable judgment, materially impair the Corporation’s ability to meet and perform the Corporation’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Company with said termination to be effective upon receipt of notice;

(d)        At the option of the Corporation, upon the institution of formal proceedings against the Company by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Corporation’s reasonable judgment, materially impair the Company’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Corporation with said termination to be effective upon receipt of notice;

(e)        In the event the Portfolio Shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such Shares as the underlying investment medium of Variable Contracts issued or to be issued by the Company. Termination shall be effective upon such occurrence without notice;

(f)       At the option of the Corporation if the Variable Contracts cease to qualify as life insurance, endowment or annuity contracts, as applicable, under the Code, or if the Corporation reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by the Company;

(g)        At the option of the Company, upon the Corporation’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Company within ten days after written advance notice of such breach is delivered to the Corporation;

(h)        At the option of the Corporation, upon the Company’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Corporation within ten days after written advance notice of such breach is delivered to the Company;

(i)        At the option of the Corporation, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

(j)       In the event this Agreement is assigned without the prior written consent of the Company, the Corporation, and the Distributor, termination shall be effective immediately upon such occurrence without notice.

10.3       Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, a Corporation at its option will continue to allow the Separate Accounts to invest in the Portfolios and make available additional Portfolio Shares, as provided below, pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Corporation so elects to allow the Separate Accounts to invest in the Portfolios and make available additional Portfolio Shares under such circumstances, the Owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Portfolio(s), redeem investments in the Portfolios and/or invest in the Portfolios upon the payment of additional premiums under the Existing Contracts. If the Corporation elects not to allow the Separate Accounts to invest in the Portfolios or make available additional Portfolio Shares under such circumstances, the Company agrees that it shall take all necessary steps to fully redeem the Separate Accounts’ investment in Portfolio Shares and cease new investment in the Portfolios by the Separate Accounts as promptly as practicable, and in no event later than sixth months from the date of termination or later notice from the Corporation. This date shall be extended if, within such six-month period, the Company has applied to the SEC for a substitution order until such time as the SEC issue issues such an order.

Article XL Notices

11.1       Any notice hereunder shall be given by registered or certified mail return receipt requested or via overnight delivery to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Corporations: c/o Eaton Vance Distributors, Inc. Two International Place Boston, MA 02110 Attention: Chief Legal Officer If to the Distributor: Eaton Vance Distributors, Inc.

Two International Place
Boston, MA 02110

Attention: Chief Legal Officer

If to the Company:

Nassau Life and Annuity Company and its insurance affiliates

One American Row, P.O. Box 5056

Hartford, CT 06102-5056

Attention: General Counsel

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article XII. MISCELLANEOUS

12.1       Privacy. Each party hereto acknowledges that, by reason of its performance under this Agreement, it shall have access to, and shall receive from the other party (and its affiliates, partners and employees), the confidential information of the other party (and its affiliates, partners and employees), including but not limited to the “nonpublic personal information” of their consumers within the meaning of SEC Regulation S-P (collectively, “Confidential Information”). Each party shall hold all such Confidential Information in the strictest confidence and shall use such Confidential Information solely in connection with its performance under this Agreement and for the business purposes set forth in this Agreement. Under no circumstances may a party cause any Confidential Information of the other party to be disclosed to any third party or reused or redistributed without the other party’s prior written consent.

12.2       Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.3       Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.4       Governing Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders,

12.5       Liability. This Agreement has been executed on behalf of the Corporation by the undersigned officer of the Corporation in his or her capacity as an officer of the Corporation. The obligations of this Agreement shall be binding upon the assets and property of the Corporation and each respective Portfolio thereof only and shall not be binding on any Director, officer or shareholder of the Corporation individually. In addition, notwithstanding any other provision of this Agreement, no Portfolio shall be liable for any loss, expense, fee, charge or liability of any kind relating to or arising from the actions or omissions of any other Portfolio or from the application of this Agreement to any other Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with the Company so that it is as if each of the Portfolios had signed a separate Agreement with the Company and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

12.6       Records, Inquiries and Investigations. Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any. investigation, examination or inquiry relating to this Agreement or the transactions contemplated hereby.

12.7       Subcontractors, Agents or Affiliates. The Company may hire or make arrangements for subcontractors, agents or affiliates to perform the services set forth in this Agreement. The Company shall provide the Corporation with written notice of the names of any subcontractors, agents or affiliates the Company hires or arranges to perform such services, and any specific operational requirements that arise as a result of such arrangement. The Company agrees that it is and will be responsible for the acts and omissions of its subcontractors, affiliates, and agents and that the indemnification provided by the Company in Section 10 of this Agreement shall be deemed to cover the acts and omissions of such subcontractors, affiliates, and agents to the same extent as if they were the acts or omissions of the Company.

12.8       Client Lists. The Company hereby consents to the Distributor’s, the Corporation’s, or its investment adviser’s use or reference to the Company’s name in connection with any full, partial or representative list of clients.

12.9       Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

12.10     Amendment, Waiver and Other Matters. Neither this Agreement, nor any provision hereof, may be amended, waived, modified or terminated in any manner except by a written instrument properly authorized and executed by all parties hereto. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive. The Portfolios may be sold to other insurance companies and other persons and the Variable Contracts may be invested in other investment companies.

12.11       Assignment. Except as provided for in the following situation, this Agreement may only be assigned by any Party, with the written consent of each Party. However, the Company retains the right, in its sole discretion, to substitute any other registered broker-dealer for 1851 Securities, Inc. while this Agreement, or any portion thereof, is in effect.

12.12       The Portfolios are portfolio series of a Maryland corporation formed under articles of incorporation. The obligations of this Agreement with respect to each Portfolio are binding only upon the assets and property of such series and are not binding upon any other series of the Corporation, and all persons dealing with a Portfolio must look solely to the property of that Portfolio for satisfaction of claims of any nature against the Portfolio, as neither the directors, officers, employees nor shareholders of the Corporation assume any personal liability in connection with its business or for obligations entered into on its behalf.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

Eaton Vance Distributors, Inc.	Nassau Life Insurance Company

By:	By:
Name: Brian Taranto Title: Chief Administrative Officer	Name: William Moorcroft Title: VP Compliance and Chief Compliance Officer

Calvert Variable Products, Inc.	PHL Variable Insurance Company

By:	By:
Name: James Kirchner Title: Treasurer	Name: William Moorcroft Title: VP Compliance and Chief Compliance Officer

Calvert Variable Series, Inc.	Nassau Life and Annuity Company

By:	By:
Name: James Kirchner Title: Treasurer	Name: William Moorcroft Title: VP Compliance and Chief Compliance Officer

[1851 Securities, Inc.]

By:
Name: William Moorcroft Title: VP Compliance and Chief Compliance Officer

Calvert + Nassau_Participation Agreement execution copy WM
Final Audit Report	2021-04-08

Created:	2021-04-08
By:	Benjamin Pomeroy (BPomeroy@EatonVance.Com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAUoMN2tdoNdkHAHulR2dhuskMrzgGR9eE

“Calvert + Nassau_Participation Agreement execution copy WM” History

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